                                  EXHIBIT 24.1

                               POWER OF ATTORNEY

                                 July 29, 2015

     Know all by these presents, that the undersigned hereby constitutes and appoints Christopher Shackelton the undersigned's true and lawful attorney-in-fact to:

     1.   execute for and on behalf of the undersigned, in the undersigned's capacity as a beneficial owner and possibly a director by deputization, as applicable, of Blue Bird Corporation (the "Company"), (a) Schedules 13D and 13G
(and any amendments thereto) in accordance with Sections 13(d) and 13(g) of the
Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder,
(b) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section
16(a) of the Exchange Act and the rules thereunder, and (c) any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the
Company;

     2.   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule
13D, Schedule 13G, Form 3, 4, or 5, or other form or report (or any amendment thereto), and timely file such schedule, form or report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

     3.   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in- fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/ Adam Gray
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Signature

Adam Gray
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